UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 26, 2007

Kennametal Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-5318 (Commission File Number)	25-0900168 (IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231 (Zip code)

(Address of principal executive offices)
Registrant’s telephone number, including area code:
(724) 539-5000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(b) Retirement of Stanley B. Duzy
     Effective as of November 30, 2007, Stanley B. Duzy, Chief Administrative Officer of Kennametal Inc. (the “Company”), retired from service.
(e) Adoption of Kennametal Inc. 2008 Strategic Transformational Equity Program
     On November 26, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved, adopted and otherwise ratified a new long-term, one-time program under the Kennametal Inc. Stock and Incentive Plan of 2002 called the 2008 Strategic Transformational Equity Program (the “Program”), and the form of award agreement thereunder.
     The Program is designed to propel the Company to superior levels of performance that will provide a significant return to the Company’s shareholders. The Program directly aligns executive compensation opportunities for participants with the interests of the shareholders by providing an opportunity for premium compensation if the Company achieves superior financial performance throughout the “Performance Period” (defined below). The Program also supports the retention of the key employees who have been selected as participants.
     Each participant will be awarded a certain maximum number of stock units under the Program (the “Units”). Each Unit represents a contingent right to receive one share of capital stock of the Company, to the extent such Unit is earned and becomes payable pursuant to the terms of the Program. No dividend or voting rights attach to the Units. In general, Units can be earned at certain measurement dates during the four-year period beginning on October 1, 2007 and ending on September 30, 2011 (the “Performance Period”) with thirty five percent (35%) of the total number of Units which a participant can earn based on the Company’s total shareholder return at such measurement dates and sixty five percent (65%) of the total number of Units which a participant can earn based on the Company’s cumulative adjusted earnings per share on the same measurement dates (these conditions are referred to herein as the “Performance Conditions”). The Performance Conditions for the Performance Period were approved and adopted by the Committee on November 26, 2007.
     In order for the Performance Conditions to be fully satisfied, which would allow participants to earn the maximum number of Units under the Program, the Company’s adjusted earnings per share and current stock price would have to more than double by the end of the Performance Period. If the Performance Conditions are not satisfied at least at threshold levels, then no Units will be earned. The Program participants do have the opportunity to “earn and bank” a portion of their Units during the Performance Period at two specified interim measurement dates (September 30th of each of 2009 and 2010). If certain thresholds of adjusted earnings per share and total shareholder return are satisfied on those interim measurement dates, a Program participant may “earn and bank” up to 35% of the maximum number of Units subject to the award. The payment of any Units earned under the Program, including any “earned and banked” Units, would be subject to the condition that the participant is employed by the Company on the payment date, subject to certain limited exceptions (such as death and disability) as described below and in the Program documents.
     After the end of the Performance Period, the Committee will certify in writing the extent to which the Performance Conditions and any other material terms of the Program have been achieved. Any Units earned by a participant will be settled and paid in shares of capital stock of the Company. In the event of a Change in Control, any Units “earned and banked” as of the most recently completed measurement date will be distributed on the closing date of the Change in Control transaction as capital stock of the Company, or at the discretion of the Committee, in cash or other property.
     Notwithstanding the foregoing, a participant’s Units will be forfeited and cancelled, whether or not payable and without payment by the Company, in the event (i) a participant’s employment with Company or any affiliate terminates prior to the applicable payment date, for any reason, including retirement, other than (x) death or disability of the participant or (y) involuntary termination of the participant by the Company without cause, or (ii) a participant breaches the confidentiality, non-competition or non-solicitation provisions of the Program. If a participant’s employment with the Company or any affiliate is terminated due to death or disability or involuntarily without cause by the Company during the Performance Period, such participant will be entitled to a portion of the Units, as determined in accordance with the provisions of the Program. The Committee may elect to waive the forfeiture and cancellation of Units that have been “earned and banked” in the event of a participant’s retirement from the Company.
Unit Awards under the Program
     The Committee granted and approved, with an effective grant date of December 1, 2007, the following awards to the Company’s named executive officers: (i) for Carlos M. Cardoso, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors, an award equal to that number of Units having a value of $15.0 million on the grant date, and (ii) for Frank P. Simpkins, the Company’s Vice President and Chief Financial Officer, an award equal to that number of Units having a value of $2.5 million on the grant date. Awards were also made to 10 other key employees of the Company or its affiliates in an aggregate amount equal to that number of Units having a value of $14.5 million on the grant date. An additional $5.25 million of value under the Program remains available for the Committee to grant to up to 3 additional key employees. The actual number of Units granted to each participant will be based on the fair market value of the capital stock of the Company on the date of grant, December 1, 2007. The number of Units represented by the awards set forth above are the maximum amounts that may be earned by the named executive officers or other key employees under the Program if the Performance Conditions are satisfied at the highest level. If, at the end of the Performance Period, a certain minimum targeted total shareholder return and/or adjusted earnings per share are met, but the maximum Performance Conditions are not satisfied, the participants will be entitled to earn a portion of their awarded Units. No Units will be earned if the minimum targeted Performance Conditions are not satisfied.
     Each of the Unit awards listed above is subject to the terms and conditions of the Plan (including the Performance Conditions), the Program and the related Award Agreement. As provided under the Plan, the Unit awards will be appropriately adjusted to reflect the effect of the 2-for-1 stock split to be effected by the Company on December 18, 2007.
     The Program document and the form of Award Agreement will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q and the descriptions set forth herein are qualified in their entirety by the complete documents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC.

Registrant

Date: November 30, 2007	By:	/s/ David W. Greenfield

David W. Greenfield
Vice President, Secretary
and General Counsel